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                                                                    EXHIBIT 9(G)

                                   SCHEDULE A
                        TO THE ADMINISTRATION AGREEMENT
                BETWEEN MERCANTILE-SAFE DEPOSIT & TRUST COMPANY
                          AND M.S.D. & T. FUNDS, INC.
                               DATED MAY 28, 1993


NAME OF FUND
------------

Prime Money Market Fund

Government Money Market Fund

Tax-Exempt Money Market Fund

Tax-Exempt Money Market Fund (Trust)

Value Equity Fund

Intermediate Fixed Income Fund

Maryland Tax-Exempt Bond Fund

International Equity Fund

Diversified Real Estate Fund

                                        M.S.D. & T. FUNDS, INC.

                                           By:    /s/ Leslie B. Disharoon
                                               ---------------------------
                                        Title:    President
                                               ---------------------------

                                         Date:    July 10, 1997
                                               ---------------------------

                                        MERCANTILE-SAFE DEPOSIT & TRUST COMPANY

                                           By:    /s/ Linda A. Durkin
                                               ---------------------------
                                        Title:    Vice President
                                               ---------------------------
                                         Date:    July 10, 1997
                                               ---------------------------